Acquisition of First Connecticut Bancorp, Inc. June 19, 2018 Exhibit 99.2

Forward-Looking Statement This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People’s United’s and First Connecticut’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in People’s United’s and First Connecticut’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First Connecticut shareholders on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the First Connecticut business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People’s United’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes and capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

The Acquisition of First Connecticut Bancorp In-Market Acquisition Strengthening Our Franchise Attractive Financial Returns Bolstered By Achievable Cost Saves Low Execution Risk

Attractive In-Market Acquisition Adds $3.1 billion in total assets, solidifies our presence in Connecticut and improves deposit market share ranking in the state from #3 to #2 Improves our franchise in Hartford County and deepens our presence in the attractive banking markets of Farmington / West Hartford / Avon Strengthens our commercial and retail banking businesses Fairly Priced (1) Price / 2019E EPS: 17.4x Price / 2019E EPS + Fully Phased-In Cost Saves: 9.0x Price / Tangible Book Value: 1.87x Delivers Substantial Shareholder Value Accretive to earnings per common share Attractive tangible book value earnback period Achievable cost savings identified Revenue synergies identified, but not modeled Low Risk Transaction In-market acquisition of well-known franchise with similar culture Comprehensive due diligence completed Excellent asset quality, both today and historically 1 As of June 18, 2018 Combining similar client-centric approaches and complementary credit cultures will create significant value for customers and shareholders Transaction Rationale: In-Market, Financially Attractive, Low Risk Acquisition

Transaction Terms / Summary Structure Consideration: 100% stock Fixed exchange ratio: 1.725 People's United shares for each First Connecticut share Deal value: $544 million (1) Pro forma ownership: 92% People's United / 8% First Connecticut Closing and Approvals Expected close: 4th quarter 2018 Approvals: Customary regulatory and First Connecticut shareholder approvals Attractive Financial Returns Earnings per share: $0.05 / 3% earnings accretion, based on fully phased-in cost saves TBV per share: $0.20 / 2% dilution at close with a 3.5 year earnback, cross-over method IRR: 18% Synergies Cost savings: 50% of First Connecticut's non-interest expense $33 million pre-tax cost saves (2) 75% phase-in 2019, 100% phase-in thereafter One-time costs: $45 million pre-tax Revenue synergies: identified, but not modeled Marks and Other Assumptions Gross Credit Mark: $24.9 million pre-tax (1.1x loan loss reserve) Fair Value Marks: $71.7 million pre-tax Core Deposit Intangibles: 2% of First Connecticut's non-time deposits, amortized over 10 years Note: Market data as of June 18, 2018 1 Includes $28 million in-the-money value of First Connecticut's stock options 2 Represents fully phased-in 2019 pre-tax cost savings

First Connecticut Bancorp: Overview Overview Branch Footprint Founded: 1851, completed mutual conversion IPO in 2011 Headquarters: Farmington, CT Total assets1: $3.1 billion Market capitalization: $416 million Community bank serving Connecticut & Massachusetts 28 branches, average deposits per branch1: $87 million Offers commercial and retail banking services 4th largest market share (5.8%) in Hartford County Strong presence in Farmington, West Hartford & Avon Strong commitment to community giving through the Farmington Bank Community Foundation PBCT (395) FBNK (28) ($ in millions) Total Assets Total Loans Total Deposits CAGR: 11% CAGR: 13% CAGR: 12% Source: SNL Financial 1 As of 3/31/2018

Loan Portfolio Highlights Diversified Loan Portfolio Source: SNL Financial; loan data per GAAP filings as of 3/31/2018 1 Commercial Business includes small business loans, owner occupied commercial real estate loans and commercial and industrial loans (1) First Connecticut Bancorp: Strong Commercial & Retail Banking Franchise Robust Organic Loan Growth (CAGR since 2011 conversion) Farmington Bank has successfully grown its loan portfolio by focusing on commercial relationships, while maintaining its residential lending roots Strong organic growth at a double digit pace while preserving solid asset quality and maintaining credit discipline Similar credit culture including a long track record of sharing business with People’s United Low risk residential portfolio with excellent credit quality Average LTV: 68% Average FICO score: 762 1

Source: SNL Financial; deposit data per regulatory filings as of 3/31/2018 Note: Core deposits exclude time deposits greater than $250,000 Core Deposit Growth Strong core deposit franchise Solid retail foundation Growing commercial base Long term customer relationships (CAGR since 2011 conversion) First Connecticut Bancorp: Strong Core Deposit Franchise Core Deposit Portfolio Deposit Portfolio Highlights Trans. Accounts / Deposits

Strengthens Our Position in Hartford County & Connecticut Deposit Market Share Source: SNL Financial; deposit data as of 6/30/2017 Note: Deposit data pro forma for pending and completed acquisitions 1 “Digitalization and the American Workforce”, November 2017 – Metropolitan Policy Program at Brookings Connecticut is one of the wealthiest states, ranked 7th highest nationwide, with a median household income of $76,633 Greater Hartford area has a solid economy built around vibrant insurance and health care industries, large aerospace manufacturers and many smaller subcontractors, universities and emerging tech start-ups Brookings1 recently ranked Hartford among the top technology cities in the U.S. Hartford County is the 2nd most populous county in Connecticut, with the 2nd most businesses Acquisition strengthens our “hub & spoke” strategy of traditional and in-store branches Connecticut Hartford County

Enhances Our Franchise in the Attractive Banking Markets of Farmington, West Hartford and Avon Pro Forma Branch Footprint Source: SNL Financial 1 Represents the deposit weighted average of zip code level demographics for the cities of Bristol, Newington, West Hartford, Avon, Burlington, Farmington, Plainville and Unionville 2 Projected median household income growth from 2018 through 2023, per SNL PBCT Traditional Branches FBNK Branches PBCT In-Store Branches Median Household Income (1) (1) ’18-’23 Household Income Growth(2)

Estimated Financial Impact Estimated ROAA1 Estimated ROATCE1 TCE / TA at Close Estimated Efficiency Ratio1 170bp Improvement ~(10bps) ~+5bps Source: Company information 1 Based on fully phased-in cost saves ~+85bps

Summary In-Market Acquisition Strengthening Our Franchise Attractive Financial Returns Bolstered By Achievable Cost Saves Low Execution Risk

Important Additional Information and Where to Find It This communication is being made in respect of the proposed merger transaction involving People’s United Financial, Inc. and First Connecticut Bancorp, Inc. People’s United intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of First Connecticut and a prospectus of People’s United, and each party will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the First Connecticut shareholders seeking any required shareholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of First Connecticut are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People’s United and First Connecticut with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by People’s United may be obtained free of charge from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information”, and the documents filed by First Connecticut may be obtained free of charge from First Connecticut at www.firstconnecticutbancorp.com under the tab “Investor Relations” and then under the tab “SEC Filings”. Alternatively, these documents, when available, can be obtained free of charge from People’s United upon written request to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, or by calling (203) 338-4581, or by sending an email to Andrew.Hersom@peoples.com, or from First Connecticut upon written request to First Connecticut Bancorp, Inc., 1 Farm Glen Boulevard, Farmington, Connecticut 06032, Attn: Investor Relations, or by calling (860) 284-6359, or by sending an email to Jdaukas@farmingtonbankct.com.   People’s United and First Connecticut and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Connecticut in favor of the approval of the merger. Information regarding People’s United’s directors and executive officers is contained in People’s United’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 7, 2018, which are filed with the SEC. Information regarding First Connecticut’s directors and executive officers is contained in First Connecticut’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 29, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com